                                                               EXHIBIT 4.2 (ii)
================================================================================

                                   NINETIETH
                         SUPPLEMENTAL TRUST INDENTURE


                                    between


                            DUQUESNE LIGHT COMPANY
                         (a Pennsylvania corporation)


                                      and


                          MELLON BANK, N.A., Trustee



                                  ----------


                          Dated as of October 1, 1994


                                  ----------


                                Supplemental to
                  Trust Indenture dated as of August 1, 1947


                                  ----------


                           Providing for $75,500,000
          First Mortgage Bonds, Pollution Control Collateral Series H



================================================================================

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

Parties......................................................     1

Recitals.....................................................     1

Form of First Mortgage Bond,
  Pollution Control Collateral Series H......................     2

Granting Clauses.............................................     5

                                  ARTICLE I.

                  FORM AND EXECUTION OF FIRST MORTGAGE BONDS,
                     POLLUTION CONTROL COLLATERAL SERIES H

Section 1.01 -- Terms of bonds...............................     6

Section 1.02 -- Redemption of bonds..........................     7

Section 1.03 -- Redemption of bonds
                for Sinking Fund.............................     7

Section 1.04 -- Mandatory Redemption.........................     7

Section 1.05 -- 1992 Mortgage; Credit against
                payment obligation...........................     7

Section 1.06 -- Transfer of bonds;
                restriction on transfer......................     7

Section 1.07 -- Interchangeability of bonds..................     8

Section 1.08 -- No charge for transfer or exchange
                of bonds, except taxes and
                governmental charges.........................     8

Section 1.09 -- Reservation of numbers for
                purposes of redemption.......................     8

                                  ARTICLE II.

                                 MISCELLANEOUS

Section 2.01 -- Fixing of record date........................     8

Section 2.02 -- Recitals not made by Trustee; no
                representations made by Trustee..............     8

Section 2.03 -- Construction in connection with
                and as part of the Indenture.................     8


Section 2.04 -- (a) Trust Indenture Act
                    requirements control.....................     9
                (b) Severability of provisions ..............     9

Section 2.05 -- Successors and assigns.......................     9

Section 2.06 -- Provision for execution in counterparts;
                Table of Contents and descriptive
                headings of Articles not to affect
                meaning......................................     9

Section 2.07 -- Appointment of attorneys-in-fact.............     9

Execution....................................................     10

Acknowledgments..............................................     11

Certificate of Precise Residence.............................     12

                                   NINETIETH
                         SUPPLEMENTAL TRUST INDENTURE

     DATED as of the first day of October, 1994, although executed and delivered on the date of the latest acknowledgment at the end hereof, made by and between DUQUESNE LIGHT COMPANY, a corporation organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania, having its principal office in the City of Pittsburgh in said Commonwealth of Pennsylvania (hereinafter called the "Company"), party of the first part, and MELLON BANK, N.A., successor by merger to Mellon National Bank and Trust Company, a national banking association, having its principal corporate trust office in the City of Pittsburgh in the Commonwealth of Pennsylvania, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

     WHEREAS, the Company has heretofore executed and delivered to Mellon Bank, N.A., as Trustee, a certain Trust Indenture (hereinafter called the "Original Indenture") dated as of August 1, 1947 securing its First Mortgage Bonds; and

     WHEREAS, the Original Indenture has been recorded in the Recorders' Offices of the various counties of Pennsylvania as follows:

     In Allegheny County in Mortgage Book Vol. 2897, page 4;
     In Beaver County in Mortgage Book Vol. 430, page 1;
     In Greene County in Mortgage Book Vol. 125, page 1;
     In Washington County in Mortgage Book Vol. 332, page 1; and
     In Westmoreland County in Mortgage Book Vol. 692, page 2;

has been filed in the Prothonotary's Office in each of said Counties; and has also been recorded in the Office of the Clerk of County Commission of Monongalia County, West Virginia, in Deed of Trust Book Vol. 321, page 327, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 176, page 1, the Recorder's Office of Belmont County, Ohio, in Mortgage Book Vol. 437, page 109, the Recorder's Office of Columbiana County, Ohio, in Mortgage Book Vol. 1542, page 25, the Recorder's Office of Jefferson County, Ohio, in Mortgage Book Vol. 405, page 1, the Recorder's Office of Lake County, Ohio, in Mortgage Book Vol. 821, page 1, and the Recorder's Office of Monroe County, Ohio, in Mortgage Book Vol. 89, page 1; and

     WHEREAS, since the execution of the Original Indenture, the Company has executed and delivered to Mellon Bank, N.A., as Trustee, eighty-nine supplemental trust indentures and an amendment to one thereof, all for the purposes recited therein and as permitted by the Original Indenture; and

     WHEREAS, for convenience of reference the Original Indenture and all indentures supplemental thereto heretofore or hereafter executed, including this Ninetieth Supplemental Trust Indenture, are sometimes hereinafter collectively called the "Indenture"; and

     WHEREAS, the Company has caused the Original Indenture and the aforesaid eighty-nine supplemental trust indentures to be recorded and filed, and has caused financing statements and continuation statements under the Uniform Commercial Code to be filed, all in such manner and in such places as are required by law to make effective and maintain the lien intended to be created by the Indenture; and

     WHEREAS, there have been issued under the Original Indenture and certain of the indentures supplemental thereto heretofore executed forty-six series of First Mortgage Bonds, of which $1,141,035,000 aggregate principal amount was outstanding as of the date hereof; and

     WHEREAS, the Company desires to provide for the issuance under the Indenture of a new series of bonds secured thereby in an aggregate principal amount not to exceed $75,500,000 to be designated as "First Mortgage Bonds, Pollution Control Collateral Series H", said new series to be hereinafter sometimes called the "Forty-Seventh Series," the bonds of said series to be issued as registered bonds without coupons in the denominations of $1,000 and any integral multiple of $1,000 that the Company may execute and deliver, and the bonds of said series to be substantially in the form and of the tenor following, to wit:

                  [FORM OF BOND OF THE FORTY-SEVENTH SERIES]

     THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE INDENTURE OF MORTGAGE AND DEED OF TRUST, DATED AS OF APRIL 1, 1992, AS SUPPLEMENTED, BETWEEN DUQUESNE LIGHT COMPANY AND MELLON BANK, N.A., TRUSTEE.


                            DUQUESNE LIGHT COMPANY

                      (Incorporated under the laws of the
                         Commonwealth of Pennsylvania)

          FIRST MORTGAGE BOND, POLLUTION CONTROL COLLATERAL SERIES H

No.                                      $

ORIGINAL ISSUE DATE:                     STATED MATURITY DATE:


     DUQUESNE LIGHT COMPANY, a corporation organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company"), for value received, hereby promises to pay to ____________ or registered assigns the sum of _________________ Dollars in lawful money of the United States of America on the Stated Maturity Date specified above. This bond shall not bear interest except that, if the Company should default in the payment of the principal hereof, this bond shall bear interest at the rate of five percent per annum until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Principal of and interest, if any, on this bond shall be payable upon presentation hereof at the office or agency of the Company in

Pittsburgh, Pennsylvania or at such other office or agency as may be designated for such purpose by the Company from time to time.

     Any payment by the Company under its Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992, as supplemented (the "1992 Mortgage"), to Mellon Bank, N.A., as trustee, of the principal of or interest, if any, on securities which shall have been authenticated and delivered under the 1992 Mortgage on the basis of the issuance and delivery to such trustee of this bond (other than by the application of the proceeds of a payment in respect of this bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest on this bond, as the case may be, which is then due.

     This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, unlimited in aggregate principal amount, of the series and designation indicated above, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated as of August 1, 1947 executed by the Company to Mellon Bank, N.A., formerly Mellon National Bank and Trust Company (herein called the "Trustee"), as Trustee, as heretofore supplemented and amended (said Trust Indenture as supplemented and amended being herein called the "Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the bonds outstanding.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and/or of the holders of the bonds and/or the terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by the affirmative vote of the holders of at least seventy percent in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture), and by the affirmative vote of at least seventy percent in principal amount of the bonds of any series entitled to vote then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting as aforesaid) and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding are so affected; provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture, without the consent of the holder hereof.


     The Company, the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

     In the manner and with the effect provided in the Indenture, this bond may, in whole at any time, or in part from time to time prior to maturity, be redeemed by the Company with funds derived from any source by payment at the office or agency of the Company in Pittsburgh, Pennsylvania or at such other office or agency of the Company as shall be designated from time to time, at a redemption price equal to 100% of the principal amount of this bond to be redeemed.

     This bond is entitled to the benefits of, and is subject to call for redemption for, the Sinking Fund, upon the notice, in the manner, and with the effect provided in the Indenture by payment of the principal amount hereof.

     All bonds of this series shall be redeemed, at a redemption price equal to 100% of the principal amount thereof, if, and at such time as, the securities which shall have been authenticated and delivered under the 1992 Mortgage on the basis of the issuance and delivery to the trustee thereunder of the bonds of this series shall have become subject to mandatory redemption. The holder of this bond, by its acceptance hereof, consents and agrees that no notice of such redemption shall be required to be given.

     This bond shall initially be issued in the name of Mellon Bank, N.A., trustee under the 1992 Mortgage, and is not transferable except to any successor trustee under the 1992 Mortgage. Any such transfer shall be made as prescribed in the Indenture by the registered holder hereof in person, or by such holder's duly authorized attorney, at the office or agency of the Company in Pittsburgh, Pennsylvania or at such other office or agency of the Company as shall be designated from time to time, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of authorized denominations for a like aggregate principal amount, and having the same Original Issue Date and Stated Maturity Date, will be issued to the transferee in exchange herefor as provided in the Indenture. Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture. No charge shall be made to any holder of any bond of this series for any transfer or exchange of bonds except for any tax or taxes or other governmental charge required to be paid in connection therewith.

     No recourse shall be had for the payment of principal of or interest, if any, on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

     This bond shall not be valid or become obligatory for any purpose unless and until Mellon Bank, N.A., as Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

     IN WITNESS WHEREOF, DUQUESNE LIGHT COMPANY has caused this bond to be signed in its name with the facsimile signature of its Chairman of the Board, President and Chief Executive Officer, and its corporate seal, or a facsimile thereof, to be hereto affixed and attested with the facsimile signature of its Secretary.

Dated _______________

                                            DUQUESNE LIGHT COMPANY



[Seal]                                      By ___________________________


Attest:



___________________
    Secretary

                             [END OF FORM OF BOND]

     WHEREAS, Sections 2.01, 4.01 and 20.03 of the Original Indenture provide in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the particulars of any new series of bonds and of providing the terms and conditions of the issue of the bonds of any series not expressly provided for in the Original Indenture; and

     WHEREAS, the execution and delivery of this Ninetieth Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

     WHEREAS, all things necessary to make said $75,500,000 aggregate principal amount of said bonds of the Forty-Seventh Series, when duly executed by the Company and authenticated and delivered by the Trustee (or a duly appointed authenticating agent) and issued, the valid, binding and legal obligations of the Company entitled to the benefits and security of the Indenture and to make this Ninetieth Supplemental Trust Indenture a valid, binding and legal instrument in accordance with its terms have been done and performed, and the issue of said Bonds, as herein provided, has been in all respects duly authorized;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     Duquesne Light Company, intending to be legally bound hereby, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the issuance and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance from time to time of said bonds of the Forty-Seventh Series by the holders thereof, and in order to declare the conditions and terms upon and subject to which the bonds of said series are to be issued and secured, and in order to create the bonds of said series and further to secure the payment of the principal of, and premium, if any, and interest on all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has executed and delivered this Ninetieth Supplemental Trust Indenture and hereby grants, bargains, sells, warrants, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms unto Mellon Bank, N.A., as Trustee under the Indenture, and to its respective successors in said trust, forever, all property, real, personal and mixed, now owned or hereafter acquired or to be acquired by the Company and wheresoever situated (except as excepted from the lien of the Indenture by the provisions thereof), subject to the rights reserved by the Company in and by various provisions of the Indenture, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Indenture) all lands, rights of way, roads, all powerhouses, buildings and other structures, and all offices, buildings and the contents thereof; all machinery, engines, boilers, dynamos, electrical machinery, regulators, meters, transformers, generators, motors, electrical and mechanical appliances, conduits, cables, water or other pipes, pole and transmission lines, poles, wires, cross-arms, insulators, substations and superstructures, generating, distributing and transmitting equipment, tools, implements, apparatus and supplies and coal in place and interests in coal; whether appertaining to any existing or future system of the Company or otherwise and including all other property now used or provided for use or hereafter acquired for use, in the construction, repair, maintenance and operation of such systems, both those now owned and those which may hereafter be acquired by the Company; all municipal or other grants, rights, permits, consents, franchises, privileges, easements, licenses, ordinances, rights of way, liberties and immunities of the Company, howsoever conferred or acquired and whether now owned or hereafter acquired; and all leases, leaseholds, power contracts, street lighting contracts and other rights with respect to the construction, maintenance, repair and operation of any systems now owned or hereafter acquired by the Company, and any additions thereto or extensions thereof;


     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof except as excepted or excluded from the lien of the Indenture;

     THERE BEING HEREBY EXCEPTED from the lien of the Indenture, whether now owned or hereafter acquired by the Company, anything herein contained to the contrary notwithstanding, all those certain items of property of the classes specifically excepted from the lien of the Original Indenture by the terms thereof;

     TO HAVE AND TO HOLD all properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns, FOREVER; subject, however, to permissible encumbrances, as defined in the Original Indenture, and to all the other terms, conditions, covenants, uses, trusts and defeasances incorporated in the Indenture.

     The parties hereto shall have, possess and enjoy the same rights, powers, duties and privileges as affecting the property hereby conveyed as they have under the Original Indenture insofar as the same may be applicable hereto, with the same force and effect as though the terms, conditions, and defeasances of the Original Indenture had been embodied herein.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company and the Trustee, and its successors in the trust under the Indenture, for the benefit of those who hold or shall hold the bonds, or any of them, issued or to be issued thereunder, as follows:

                                   ARTICLE I

                  FORM AND EXECUTION OF FIRST MORTGAGE BONDS,
                     POLLUTION CONTROL COLLATERAL SERIES H

     SECTION 1.01. There is hereby created, for issuance under the Indenture and to be secured thereby, a series of bonds, designated "First Mortgage Bonds, Pollution Control Collateral Series H." Each bond of such series shall bear the descriptive title "First Mortgage Bond, Pollution Control Collateral Series H," and the form thereof shall be substantially of the tenor and purport hereinbefore recited. The bonds of the Forty-Seventh Series shall be issued from time to time in an aggregate principal amount of $75,500,000, excluding any bonds of the Forty-Seventh Series which may be authenticated in exchange for or in lieu of or in substitution for or on transfer of other bonds of such series pursuant to the provisions of the Indenture, and shall be issued as registered bonds without coupons in denominations of $1,000 and integral multiples thereof. The bonds of the Forty-Seventh Series shall mature on October 1, 2029 and shall not bear interest except as provided in Article XIII of the Original Indenture. The principal of and interest, if any, on each bond of the Forty-Seventh Series shall be payable at the office or agency of the Company in Pittsburgh, Pennsylvania or at such other office or agency of the Company as shall be designated from time to time, in lawful money of the United States of America.

     Each bond of the Forty-Seventh Series shall be dated as of its Original Issue Date. The term "Original Issue Date" as used in this Section 1.01 shall mean the date of the first authentication and delivery hereunder of such bonds.

     SECTION 1.02. Each bond of the Forty-Seventh Series shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to 100.00% of the principal amount thereof to be redeemed, by payment at the office or agency of the Company in Pittsburgh, Pennsylvania, or at such other office or agency of the Company as shall be designated from time to time. Any such redemption shall be made upon not less than 30 days' previous notice to be given in the manner provided in
Section 10.02 of the Original Indenture.

     SECTION 1.03. The bonds of the Forty-Seventh Series shall be redeemable on October 1 of each year commencing one year after the date of issuance of the first bonds of said series for the Sinking Fund for bonds of said series provided for in Article XII of the Original Indenture, upon not less than 30 days' previous notice of redemption to be given in the manner provided in
Section 10.02 of the Original Indenture, at the principal amount thereof.

     SECTION 1.04. All bonds of the Forty-Seventh Series shall be redeemed, at a redemption price equal to 100% of the principal amount thereof, if, and at such time as, the securities which shall have been authenticated and delivered under the 1992 Mortgage (as hereinafter defined) on the basis of the issuance and delivery to the 1992 Mortgage Trustee (as hereinafter defined) of the bonds of the Forty-Seventh Series shall have become subject to mandatory redemption. No notice of such redemption shall be required to be given.

     SECTION 1.05. The bonds of the Forty-Seventh Series shall be issued and delivered to Mellon Bank, N.A., as trustee under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992, as supplemented (the "1992 Mortgage"), of the Company to such trustee (the "1992 Mortgage Trustee"), as the basis for the authentication and delivery under the 1992 Mortgage of a series of securities. As provided in the 1992 Mortgage, the bonds of the Forty-Seventh Series will be registered in the name of the 1992 Mortgage Trustee or its nominee and will be owned and held by the 1992 Mortgage Trustee, subject to the provisions of the 1992 Mortgage, for the benefit of the holders of all securities from time to time outstanding under the 1992 Mortgage, and the Company shall have no interest therein.

     Any payment by the Company under the 1992 Mortgage of the principal of or interest, if any, on the securities which shall have been authenticated and delivered under the 1992 Mortgage on the basis of the issuance and delivery to the 1992 Mortgage Trustee of bonds of the Forty-Seventh Series (other than by the application of the proceeds of a payment in respect of such bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest on such bonds, as the case may be, which is then due.

     The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Forty-Seventh Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1992 Mortgage Trustee, signed by an authorized officer thereof, stating that the principal of specified bonds of the Forty-Seventh Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

     SECTION 1.06. The bonds of the Forty-Seventh Series shall not be transferable, except to any successor trustee under said 1992 Mortgage. Any such transfer shall be made by the registered holder thereof, in person or by a duly authorized attorney, at the office or agency of the Company in Pittsburgh, Pennsylvania, or at such other office or agency of the Company as shall be designated from time to time, upon surrender and cancellation of such bonds, and thereupon a new bond or bonds of said series and of authorized denominations for a like aggregate principal amount and having the same Original Issue Date, Stated Maturity Date and other terms and conditions will be issued to the transferee in exchange therefor. New bonds issued upon any such transfer shall be so dated and shall carry such rights to any interest accrued and unpaid that neither gain nor loss in interest shall result from such transfer.

     SECTION 1.07. The registered holder of any bond or bonds of the Forty-Seventh Series at his option may surrender the same at the office or agency of the Company in Pittsburgh, Pennsylvania, or at such other office or agency of the Company as shall be designated from time to time, for cancellation in exchange for another or other bonds of the said series of authorized denominations, but of the same aggregate principal amount and having the same Original Issue Date, Stated Maturity Date and other terms and conditions and being so dated and carrying such rights to any interest accrued and unpaid that neither gain nor loss in interest shall result from such exchange. Thereupon, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate and deliver such other bond or bonds to such registered holder either at its office or at said office or agency of the Company.

     SECTION 1.08. No charge shall be made to any registered holder of any bond of the Forty-Seventh Series for any exchange or transfer of bonds of said series except that in case of any exchange or transfer the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid in connection therewith.

     SECTION 1.09. For the purpose only of complying with the Original Indenture (particularly Sections 10.02 and 12.02(b) thereof) in connection with the redemption of bonds of the Forty-Seventh Series, for each $1,000 principal amount of bonds authenticated and delivered hereunder there shall be assigned a number in such manner and at such time as the Trustee may deem appropriate. Portions of the principal amount less than the entire principal amount of a bond of the Forty-Seventh Series of a denomination larger than $1,000 may be redeemed only in integral multiples of $1,000.

                                  ARTICLE II

                                 MISCELLANEOUS

     SECTION 2.01. The holders of the bonds of the Forty-Seventh Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Forty-Seventh Series entitled to consent to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     SECTION 2.02. The recitals of fact herein and in the bonds (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Ninetieth Supplemental Trust Indenture or of the bonds of the Forty-Seventh Series (except the Trustee's Certificate), and the Trustee shall incur no responsibility in respect of such matters.

     SECTION 2.03. This Ninetieth Supplemental Trust Indenture shall be construed in connection with and as part of the Indenture.

     SECTION 2.04. (a) If any provision of this Ninetieth Supplemental Trust Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in force at the date of this Ninetieth Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provision shall control.

     (b) In case any one or more of the provisions contained in this Ninetieth Supplemental Trust Indenture or in the bonds issued hereunder should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

     SECTION 2.05. Whenever in this Ninetieth Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Ninetieth Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 2.06. This Ninetieth Supplemental Trust Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     The Table of Contents and the descriptive headings of the several Articles of this Ninetieth Supplemental Trust Indenture were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     SECTION 2.07. Duquesne Light Company does hereby constitute and appoint Diane S. Eismont to be its attorney for it and in its name and as and for its corporate deed to acknowledge this Ninetieth Supplemental Trust Indenture before any person having authority by law to take such acknowledgment.

     Mellon Bank, N.A. does hereby constitute and appoint D.M. Babich to be its attorney-in-fact for it and in its name and as and for its corporate deed to acknowledge this Ninetieth Supplemental Trust Indenture before any person having authority by law to take such acknowledgment.

     In Witness Whereof, the party of the first part has caused its corporate name to be subscribed and this Ninetieth Supplemental Trust Indenture to be signed by its Chairman of the Board, President and Chief Executive Officer or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, for and on its behalf, and the party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name to be subscribed, and this Ninetieth Supplemental Trust Indenture to be signed by its President, a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by its authorized officer, for and in its behalf, all done as of the first day of October, 1994.

                                            DUQUESNE LIGHT COMPANY


[Seal]                                      By:    /s/ Gary L. Schwass
                                                --------------------------
                                                  Vice President Finance
                                                and Chief Financial Officer
Attest:

  /s/ Diane S. Eismont
------------------------
     Secretary


                                            MELLON BANK, N.A.


[Seal]                                      By:    /s/ J. H. McAnulty
                                                ----------------------
                                                   Vice President

Attest:

  /s/ D.M. Babich
---------------------
 Authorized Officer

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF ALLEGHENY           )


     On this 20th day of October, 1994 before me, the subscriber, a notary public in and for said Commonwealth and County, personally appeared Diane S. Eismont, the attorney-in-fact named in the foregoing Ninetieth Supplemental Trust Indenture, and by virtue and in pursuance of the authority therein conferred upon her acknowledged the said Ninetieth Supplemental Trust Indenture to be the act and deed of the said Duquesne Light Company and that she desired the same to be recorded as such.

     WITNESS my hand and notarial seal the day and year aforesaid.


                                   /s/ Joanne E. Kirin
                              -----------------------------
                                   Notary Public



COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF ALLEGHENY           )


     On this 20th day of October, 1994 before me, the subscriber, a notary public in and for said Commonwealth and County, personally appeared D.M. Babich, the attorney-in-fact named in the foregoing Ninetieth Supplemental Trust Indenture, and by virtue and in pursuance of the authority therein conferred upon him acknowledged the said Ninetieth Supplemental Trust Indenture to be the act and deed of the said Mellon Bank, N.A., and that he desired the same to be recorded as such.

     WITNESS my hand and notarial seal the day and year aforesaid.


                                    Erin Rebecca Beile
                              -----------------------------
                                    Notary Public

                       CERTIFICATE OF PRECISE RESIDENCE


     I hereby certify that the precise residence of Mellon Bank, N.A. is One Mellon Bank Center, Second Ward, Pittsburgh, Allegheny County, Pennsylvania.


                                         /s/ D.M. Babich
                                   ------------------------------
                                       Authorized Signatory of
                                         Mellon Bank, N.A.


                                                            October 20, 1994

                             RECORDING INFORMATION


                        Allegheny County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded October 20, 1994
                        Mortgage Book Volume 14536, page 560

                        Beaver County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded October 20, 1994
                        Mortgage Book Volume 1344, page 67

                        Greene County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded October 21, 1994
                        Record Book Volume 135, page 1

                        Washington County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded October 21, 1994
                        Mortgage Book Volume 2606, page 554

                        Westmoreland County, Pennsylvania
                        Office of Recorder of Deeds
                        Recorded October 21, 1994
                        Mortgage Book Volume 3478, page 640

                        Belmont County, Ohio
                        Office of Recorder
                        Received October 24, 1994
                        Recorded October 25, 1994
                        Mortgage Book Volume 627, page 228

                        Columbiana County, Ohio
                        Office of Recorder
                        Recorded October 24, 1994
                        Official Records Volume 452, page 231

                        Jefferson County, Ohio
                        Office of Recorder
                        Received October 24, 1994
                        Recorded October 25, 1994
                        Official Records Volume 149, page 84

                        Lake County, Ohio
                        Office of Recorder
                        Recorded October 21, 1994
                        Official Records Volume 1059, page 1207

                        Monroe County, Ohio
                        Office of Recorder
                        Received October 24, 1994
                        Recorded October 24, 1994
                        Official Records Volume 9, page 283

                        Hancock County, West Virginia
                        Office of Clerk of County Commission
                        Recorded October 24, 1994
                        Deed of Trust Book 321, page 286

                        Monongalia County, West Virginia
                        Office of Clerk of County Commission
                        Recorded October 21, 1994
                        Deed of Trust Book 762, page 643